Exhibit 99.1

NEWS RELEASE
2901 Butterfield Road	Oak Brook, Ill. 60523	www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date:	October 31, 2006

Contact:	Darryl Cater, The Inland Real Estate Group of Companies
(630) 218-8000 Ext. 4896 or cater@inlandgroup.com

ONE OF INLAND-SPONSORED REITs TO BE SOLD TO DEVELOPERS DIVERSIFIED
Inland companies will remain among the nation’s leading retail real estate players

Oak Brook, Ill. — Inland Retail Real Estate Trust, Inc., which is one of four real estate investment trusts that have been sponsored by the Inland Real Estate Investment Corporation, has entered into a definitive merger agreement with Developers Diversified. This transaction does not affect the stockholders of the other Inland-sponsored companies, which will continue to play a leading role in retail real estate, as well as other sectors of the real estate industry.

Inland Retail and the three other Inland-sponsored REITs are among the many legally and financially independent companies that have been sponsored by the Inland Real Estate Investment Corporation, which is part of The Inland Real Estate Group of Companies, Inc.

“We are thrilled that the independent board of Inland Retail Real Estate Trust has agreed to this sale, which will bring an excellent return to the shareholders of Inland Retail, and continue to validate the Inland Real Estate Investment Corporation’s successful record as one of the nation’s best incubators of real estate investment companies,” said Daniel L. Goodwin, chairman of The Inland Real Estate Group of Companies, Inc.  “Meanwhile, Inland American Real Estate Trust is in the process of acquiring more property than Inland Retail is expected to sell through this proposed merger.”

The transaction is expected to be closed in the first quarter of 2007. Under the terms of agreement, Developers Diversified and its partners in the transaction will pay $6.2 billion, and will receive the more than 300 retail properties in the portfolio of Inland Retail and its joint ventures.

Daniel Hurwitz, chief investment officer of Developers Diversified, Monday called this portfolio “the highest quality portfolio of shopping centers we’ve seen in quite some time.” Inland Retail’s investors currently receive an annual distribution of 8.3 percent, paid monthly, based on a purchase price of $10 per share.

Inland Real Estate Investment Corporation, Inc. is part of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which is comprised of separate legal entities that may be affiliates of each other, share some common ownership, or are, or were sponsored and managed by subsidiaries of Inland Real Estate Investment Corporation. These entities include independent real estate investment and financial companies doing business nationwide. The portfolio of Inland Retail represents $4.4 billion of the $18 billion in assets managed by the various companies that make up The Inland Real Estate Group of Companies, Inc., which have been ranked collectively as the fifth-largest shopping center owner in North America (by Shopping Centers Today in November 2005) and as the #1 fastest-growing acquirer of retail property in the United States (by Chain Store Age, May 2006).  Inland-sponsored companies have more than 130 million square feet of commercial property under management. The Inland Real Estate Group of Companies, Inc. is headquartered in Oak Brook, Ill.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions Inland Retail Real Estate Trust, Inc., Developers Diversified and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of Inland Retail Real Estate Trust, Inc., the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and Inland Retail Real Estate Trust, Inc. expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and Inland Retail and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement /prospectus and other documents filed by Developers Diversified and Inland Retail with the SEC at the SEC’s Web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and Inland Retail by directing such requests to: Developers Diversified Realty Corporation. Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio, 44122 or Inland Retail Real Estate Trust, Inc. Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Developers Diversified and Inland Retail and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Inland Retail in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about Inland Retail and its directors and executive officers, and their ownership of Inland Retail securities, is set forth in the proxy statement for the 2006 Annual meeting of Stockholders for Inland Retail Real Estate Trust, Inc., which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, Inland Retail does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.

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